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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Baker Hughes Incorporated on Form S-4 of our report dated February 18, 1998 (March 9, 1998 with respect to Note N) appearing in the Annual Report on Form 10-K of Western Atlas Inc. for the year ended December 31, 1997, as amended, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Houston, Texas
June 29, 1998